Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

On June 27, 2024 (the “Closing Date”), Climb Bio, Inc. (the “Company” or “Climb”), formerly known as Eliem Therapeutics, Inc., completed its acquisition of Tenet Medicines, Inc., a Delaware corporation (“Tenet”), pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of April 10, 2024 (the “Acquisition Agreement”), by and among the Company, Tango Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Transitory Subsidiary”), Tenet and, solely in his capacity as company equityholder representative, Stephen Thomas. On the Closing Date, the Company acquired Tenet through the merger of Transitory Subsidiary into Tenet, with Tenet surviving as a wholly owned subsidiary of the Company (the “Acquisition”). Tenet was a private, development stage biotechnology company focused on advancing budoprutug (previously referred to as TNT119), an anti-CD19 monoclonal antibody that has demonstrated B-cell depletion and has the potential to treat a broad range of B-cell mediated diseases.

At the effective time of the Acquisition, by virtue of the Acquisition and without any action on the part of the holders of common stock of Tenet, (i) all issued and outstanding shares of the common stock of Tenet and (ii) all securities convertible into shares of common stock of Tenet were converted into the right to receive, in the aggregate, 5,560,047 shares of the Company’s common stock.

In connection with the closing of the Acquisition, the Company issued and sold 31,238,282 shares of its common stock at a price of $3.84 per share in a private placement (the “Private Placement”), pursuant to a securities purchase agreement (the “Securities Purchase Agreement”), dated as of April 10, 2024, between the Company and several accredited institutional investors. The Company received aggregate gross proceeds from the Private Placement of approximately $120.0 million, before deducting offering costs of $0.3 million.

In connection with the closing of the Acquisition, Tenet’s key service providers (four individuals) entered into post-closing compensation and consulting arrangements. The key service providers were paid total transaction bonuses of $0.6 million with no future service requirement. In connection with the closing of the Acquisition, the key service providers were also granted a total of 803,000 restricted stock units (“RSUs”). Of these RSUs, 401,500 are subject to service conditions, with 50% of such RSUs vesting on January 1, 2025, 25% of such RSUs vesting on March 27, 2025 and the remaining 25% of such RSUs vesting on June 27, 2025 (the “Service-Based RSUs”). The remaining 401,500 RSUs will vest subject to the satisfaction of performance conditions, including the achievement of specific operational milestones before September 30, 2025 (the “Performance-Based RSUs”).

On May 14, 2024, the Company and Tenet entered into a Senior Secured Promissory Note (the “Note”) providing for the Company to make short-term loans to Tenet up to an aggregate principal amount of $15.0 million. Pursuant to the Note, the Company made a loan (the “Loan”) to Tenet of $5.0 million in order to provide it with sufficient cash to fund its operations prior to the consummation of the Acquisition. The Loan included simple interest at a fixed rate per annum of 6.0%. In connection with the closing of the Acquisition, the Loan and accrued interest were eliminated in the post-closing financial statements as the preexisting relationship was effectively settled and included in consideration transferred.

Unaudited Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined statements of operations have been prepared for informational purposes only and are not necessarily indicative of what the Company’s condensed results of operations actually would have been had the Acquisition been consummated as of January 1, 2023. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project the future operating results of the Company. An unaudited pro forma condensed combined balance sheet has not been presented as the Acquisition and related financing transactions have already been fully reflected in the condensed consolidated balance sheet included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the Securities and Exchange Commission (“SEC”) on November 12, 2024.

The unaudited pro forma condensed combined financial information is based on the assumptions and adjustments made by management that are described in the accompanying notes. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of Tenet into the Company, does not purport to represent the actual results of operations that the Company and Tenet would have achieved had the Acquisition closed during the periods presented and is not intended to project the future results of operations that the combined company may achieve after the Acquisition.

Management performed an analysis of Tenet’s accounting policies and is not aware of any material differences between Tenet’s accounting policies and the Company’s accounting policies, and accordingly, this unaudited pro forma condensed combined financial information assumes no material differences in accounting policies.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended (“Securities Act”), and combines the historical consolidated results of operations of the Company and the results of operations of Tenet, adjusted to give effect to the following transactions:

•
Acquisition of Tenet by the Company as further described herein;
•
Issuance of the Company’s common stock pursuant to the Private Placement;
•
Loan from the Company to Tenet provided under the Note;
•
RSUs granted upon closing of the Acquisition; and
•
The pro forma effects of certain assumptions and adjustments described in “Notes to the Unaudited Pro Forma Condensed Combined Financial Information” below.

The following unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2024 and for the year ended December 31, 2023, combines the historical statements of operations of the Company and Tenet, giving effect to the Acquisition, the Private Placement, and related transactions as if they had occurred on January 1, 2023.

The following unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with (i) the Company’s historical financial statements and management’s discussion and analysis of financial condition and results of operations, included in the Company’s Annual Report on Form 10-K filed with the SEC on March 28, 2024 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 12, 2024 and (ii) Tenet’s historical financial statements and management’s discussion and analysis of financial condition and results of operations, included in the Company’s definitive proxy statement filed with the SEC on June 6, 2024.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2024

(In thousands, except share and per share data)

	For the Nine Months Ended September 30, 2024	For the Three Months Ended March 31, 2024	For the period April 1, 2024 to June 27, 2024
	Climb Bio, Inc. Historical	Tenet Medicines, Inc. Historical	Tenet Medicines, Inc. Historical	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Acquired in-process research and development, related party	$51,659	$—	$—	$—		$51,659
In-process research and development	—	7,003	—	(7,003)	A	—
Research and development	8,224	917	1,870	—		11,011
Research and development, related party	153	261	222	—		636
General and administrative	11,073	793	2,184	—		14,050
General and administrative, related party	—	146	150	—		296
Total operating expenses	$71,109	$9,120	$4,426	$(7,003)		$77,652
Loss from operations	$(71,109)	$(9,120)	$(4,426)	$7,003		$(77,652)
Other income (expense):
Foreign currency gain (loss)	17	(10)	(3)	—		4
Interest income, net	5,611	—	—	(36)	B	5,575
Interest expense	—	—	(36)	36	B	—
Change in fair value of simple agreements for future equity liability	—	166	66	(232)	C	—
Total other income (expense)	$5,628	$156	$27	$(232)		$5,579
Net loss	$(65,481)	$(8,964)	$(4,399)	$6,771		$(72,073)
Net loss per share, basic and diluted	$(1.57)					$(1.09)
Weighted-average number of shares used to compute net loss per share, basic and diluted	41,759,931			24,441,284	D	66,201,215

See accompanying notes to the unaudited pro forma condensed combined statements of operations.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2023

(In thousands, except share and per share data)

	For the Year Ended December 31, 2023	For the period from November 8, 2023 to December 31, 2023
	Climb Bio, Inc. Historical	Tenet Medicines, Inc. Historical	Transaction Accounting Adjustments		Pro Forma Combined
Operating expenses
Research and development	$15,411	$35	$1,412	F	$16,858
Research and development, related party	—	46	—		46
General and administrative	24,864	215	847	F	25,926
General and administrative, related party	—	28	—		28
Total operating expenses	$40,275	$324	$2,259		$42,858
Loss from operations	$(40,275)	$(324)	$(2,259)		$(42,858)
Other income (expense):
Foreign currency gain	536	—	—		536
Interest income, net	4,620	—	—		4,620
Change in fair value of simple agreements for future equity liability	—	(232)	232	E	—
Total other income (expense)	$5,156	$(232)	$232		$5,156
Net loss	$(35,119)	$(556)	$(2,027)		$(37,702)
Net loss per share, basic and diluted	$(1.30)				$(0.59)
Weighted-average number of shares used to compute net loss per share, basic and diluted	26,987,122		36,949,854	G	63,936,976

See accompanying notes to the unaudited pro forma condensed combined statements of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

1. Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared on the basis that the Acquisition was accounted for as an asset acquisition by the Company under accounting principles generally accepted in the United States. In accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, the Company first evaluated the initial screen test to determine if substantially all of the fair value of the gross assets acquired of Tenet was concentrated in a single asset or a group of similar assets. Management concluded that substantially all of the fair value of the gross assets being acquired of Tenet was concentrated in the budoprutug in-process research and development (“IPR&D”) asset. Accordingly, management accounted for the transaction as an asset acquisition. In accordance with the asset acquisition method of accounting, the cost of the asset acquisition, which reflects the consideration transferred, (i) was allocated to the assets acquired and liabilities assumed on a relative fair value basis, (ii) no goodwill was recorded and (iii) all direct transaction costs were included in the total consideration transferred. The amount of the consideration transferred that was allocated to the acquired IPR&D was expensed at the closing of the Acquisition, as the IPR&D was determined to have no future alternative use.

The accounting adjustments reflecting the consummation of the Acquisition, Private Placement, and related transactions consist of those necessary to account for the Acquisition, Private Placement, and related transactions and are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The Company believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Acquisition, Private Placement, and related transactions based on information available to management as of the date of this Current Report on Form 8-K and that the pro forma adjustments give appropriate effect to those assumptions and methodologies and are properly applied in the unaudited pro forma condensed combined financial information.

2. Consideration Transferred and Purchase Price Allocation

Consideration Transferred

The fair value of the total consideration was approximately $52.8 million and is comprised of the following components (in thousands):

Equity consideration	$41,867
Settlement of pre-existing loan	5,036
Direct transaction costs	5,849
Total consideration	$52,752

The fair value of the consideration transferred was calculated as follows:

•
Equity consideration: Issuance of 5,560,047 shares of the Company’s common stock issued to the pre-Acquisition equityholders of Tenet and (ii) the closing stock price of the Company’s common stock on the Nasdaq Global Market on June 27, 2024, which was $7.53 per share.
•
Settlement of pre-existing loan: In May 2024, the Company and Tenet entered into the Note providing for the Company to make short-term loans to Tenet up to an aggregate principal amount of $15.0 million. Pursuant to the Note, the Company made a loan (the “Loan”) of $5.0 million to Tenet in order to provide it with sufficient cash to fund its operations prior to the consummation of the Acquisition. The Loan included simple interest at a fixed rate per annum of 6.0%. Upon closing of the Acquisition, the Loan and accrued interest were included in consideration transferred. Further, as the carrying value of the Loan was determined to approximate fair value at the time of the Acquisition, no gain or loss was recorded upon the effective settlement.
•
Direct transaction costs: Represents the direct transaction costs, primarily legal and advisory services incurred by the Company in connection with the Acquisition.

Purchase Price Allocation

The following is the allocation of the purchase consideration for the Acquisition based on the fair value of the net assets acquired by the Company (in thousands):

Assets acquired
In-process research and development	$51,659
Cash and cash equivalents	1,204
Prepaid expenses and other current assets	1,861
Total assets acquired	$54,724
Liabilities assumed
Accounts payable	(1,603)
Accounts payable, related party	(101)
Accrued expenses and other current liabilities	(192)
Accrued expenses, related party	(76)
Total liabilities assumed	$(1,972)
Net assets acquired	$52,752

3. Transaction Accounting Adjustments

Adjustments included in the column under the heading “Transaction Accounting Adjustments” are primarily based on information contained in the Acquisition Agreement, the Securities Purchase Agreement, and other related agreements.

Pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2024:

(A)
Represents the reversal of the acquired Tenet IPR&D asset expense recognized as part of the Tenet asset acquisition of budoprutug from Acelyrin, Inc. that occurred during the first quarter of 2024. Budoprutug is the same IPR&D asset that was acquired by the Company in the Acquisition.
(B)
Represents the elimination of the interest expense incurred by Tenet and interest income earned by the Company related to the Loan that was settled upon closing of the Acquisition.
(C)
Reflects the elimination of the change in fair value of Tenet’s SAFE liabilities that were cancelled immediately prior to the closing of the Acquisition.
(D)
The weighted average shares outstanding for the period have been adjusted to give effect to the issuance of the Company’s common stock in connection with the Acquisition and the Private Placement as of January 1, 2023, which includes (i) 5,560,047 shares issued to the pre-Acquisition equityholders of Tenet, (ii) 401,500 shares issuable upon the vesting of service based RSU awards that were granted in connection with the closing of the Acquisition and (iii) 31,238,282 shares issued in the Private Placement. As the post-closing combined company is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such basic and diluted loss per share are the same.

Pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023:

(E)
Reflects the elimination of the change in fair value of Tenet’s SAFE liabilities that were cancelled immediately prior to the closing of the Acquisition.
(F)
Represents unrecognized stock-based compensation expense related to the Service-Based RSUs granted to key service providers of Tenet upon the closing of the Acquisition that vest quarterly over the one-year period after the closing of the Acquisition. The 401,500 Service-Based RSUs granted at the closing of the Acquisition are assumed to be fully vested during the subsequent one-year post-combination period. No pro forma adjustment for the 401,500 Performance-Based RSUs that were granted to key service providers at the closing of the Acquisition has been included because it was concluded that the vesting conditions are not probable of being achieved.

(G)
The weighted average shares outstanding for the period have been adjusted to give effect to the issuance of the Company’s common stock in connection with the Acquisition and the Private Placement as of January 1, 2023, which includes (i) 5,560,047 shares issued to the pre-Acquisition equityholders of Tenet, (ii) 151,525 shares issuable upon the vesting of the Service-Based RSUs that were granted in connection with the closing of the Acquisition and (iii) 31,238,282 shares issued in the Private Placement. As the post-closing combined company is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such basic and diluted loss per share are the same.

Given the Company’s and Tenet’s history of net losses and full valuation allowances, management estimated an annual effective income tax rate of 0.0%. Therefore, the pro forma adjustments to the unaudited pro forma condensed combined statements of operations resulted in no additional income tax adjustments.

4. Net Loss per Share

For the unaudited pro forma condensed combined statements of operations, the Acquisition, the Private Placement, and related transactions are being reflected as if such transactions had occurred as of January 1, 2023. The weighted average shares outstanding for the pro forma basic and diluted net loss per share assumes that the shares issuable relating to the Acquisition, the Private Placement, and related transactions have been outstanding for the entire year ended December 31, 2023.

The unaudited pro forma condensed combined financial information has been prepared for the nine months ended September 30, 2024 and for the year ended December 31, 2023 (in thousands, except share and per share amounts):

	Nine Months Ended September 30, 2024	Year Ended December 31, 2023

Pro forma net loss	$(72,073)	$(37,702)
Weighted-average number of shares outstanding used to compute pro forma net loss per share, basic and diluted	66,201,215	63,936,976
Pro forma net loss per share, basic and diluted	$(1.09)	$(0.59)
Weighted average number of shares outstanding used to compute pro forma net loss per share, basic and diluted
Climb historical weighted-average shares outstanding	41,759,931	26,987,122
Shares issued in connection with Private Placement	20,407,491	31,238,282
Shares issued in connection with the Acquisition	3,632,293	5,560,047
Service-Based RSUs granted upon closing of the Acquisition(1)	401,500	151,525
Total weighted-average shares outstanding used to compute pro forma net loss, basic and diluted	66,201,215	63,936,976

(1) 401,500 Service-Based RSUs are expected to vest (quarterly) during the one-year post-closing period. These amounts represent the weighted-average shares outstanding based on the Service-Based RSUs that are expected to vest during the respective periods.

The following outstanding shares of the Company’s common stock equivalents were excluded from the computation of pro forma diluted net loss per share because including them would have had an anti-dilutive effect:

	Nine Months Ended September 30, 2024	Year Ended December 31, 2023

Common stock options	2,832,169	4,586,476
Unvested restricted stock awards and RSUs	846,585	149,975
Performance-Based RSUs granted upon closing of the Acquisition	401,500	401,500
Total	4,080,254	5,137,951